UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2012

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 3, 2012, the annual meeting of shareholders of Tyson Foods, Inc. (the "Company") was held.  Matters voted on by shareholders included (i) the election of directors of the Company's board, (ii) reapproval of the performance goals set forth in the Tyson Foods, Inc. 2000 Stock Incentive Plan, and (iii) ratification of the Company's selection of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending September 29, 2012.  The results of the shareholders' votes are reported below.

(i)	The following directors were elected by the indicated votes:

Directors	Votes For	Votes Withheld	Broker Non-Votes
John Tyson	921,472,569	3,719,379	27,435,236
Kathleen M. Bader	924,211,150	980,798	27,435,236
Gaurdie E. Banister Jr.	924,222,810	969,138	27,435,236
Jim Kever	884,244,631	40,947,317	27,435,236
Kevin M. McNamara	920,311,653	4,880,295	27,435,236
Brad T. Sauer	909,200,678	15,991,270	27,435,236
Robert Thurber	920,312,950	4,878,998	27,435,236
Barbara A. Tyson	923,432,199	1,759,749	27,435,236
Albert C. Zapanta	923,485,442	1,706,506	27,435,236

(ii)	Reapproval of the performance goals set forth in the Tyson Foods, Inc. 2000 Stock Incentive Plan:

Votes For	916,966,866
Votes Against	7,871,682
Votes Abstained	353,400
Broker Non-Votes	27,435,236

(iii)	Ratification of the Company's selection of PwC:

Votes For	951,042,897
Votes Against	1,421,259
Votes Abstained	163,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: February 7, 2012	By:	/s/ R. Read Hudson

	Name:	R. Read Hudson
	Title:	Vice President, Associate General
Counsel and Secretary